TBS International Limited Shareholders Approve Change in Place of Incorporation

HAMILTON, BERMUDA, December 4, 2009 -- TBS International Limited (NASDAQ: TBSI) (“TBS”) announced that its shareholders approved a proposal to change the place of incorporation of the company to Ireland from Bermuda.

The transaction remains subject to the approval of the Supreme Court of Bermuda, which the company expects to obtain on or about December 10, 2009. The company expects to complete the transaction in January 2010.

Following the transaction, TBS International plc, an Irish company (“TBS-Ireland”), will become TBS’s parent company.  Current shareholders of TBS will become shareholders of TBS-Ireland.  TBS-Ireland  will be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to the same SEC reporting requirements as TBS is today.  TBS-Ireland’s shares will trade on the Nasdaq Global Select Market under the ticker symbol “TBSI”, the same symbol under which TBS shares are currently traded.

In addition, TBS’s shareholders approved proposals to establish distributable reserves of TBS International plc, the proposed new Irish holding company, which the company expects will be approved by the Irish High Court after completion of the transaction.  TBS’s shareholders also approved the amended and restated TBS International 2005 Equity Incentive Plan.

 Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

-- TBS may not pursue the transaction;
-- TBS will not be able to complete the transaction in the time period anticipated, or at all, which is dependent on actions by certain third party government agencies;
-- the transaction might not achieve the anticipated benefits for TBS;
-- changes in demand for the company's services, which are increasingly difficult to predict due to the current economic downturn and the widespread reduction of business activity generally;
-- a decline in rates in the shipping market will continue for a prolonged period;
-- the effect of a decline in vessel valuations;
-- the company's ability to maintain financial ratios and satisfy financial covenants in its credit facilities;
-- changes in rules and regulations applicable to the shipping industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries;
-- actions taken by regulatory authorities;
-- changes in trading patterns significantly impacting overall vessel tonnage requirements;
-- changes in the typical seasonal variations in charter rates;
-- increases in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
-- the risk that financial counterparties will default;
-- changes in general domestic and international political conditions;
-- changes in the condition of the company's vessels or applicable maintenance or regulatory standards which may affect, among other things, its anticipated drydocking or maintenance and repair costs;
-- increases in the cost of the company's drydocking program or delays in its anticipated drydocking schedule;
-- China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.'s ability to complete and deliver the vessels on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements; and
-- other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the period ended December 31, 2008 and its subsequent reports on Form 10-Q and Form 8-K.

About TBS International Limited:

TBS is a fully-integrated transportation service company that offers customers the TBS Five Star Service consisting of: ocean transportation, operations, logistics, port services, and strategic planning. We offer liner, parcel and bulk services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.
Visit our website at www.tbsship.com

For more information, please contact:

Company Contact:
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer
TBS International Limited
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
tbs@capitallink.com